Exhibit 10.5

LUNG THERAPEUTICS, INC.

October 30, 2023

Brian Windsor

[***]

[***]

Dear Dr. Windsor:

As you know, Lung Therapeutics, Inc. (the “Company”) previously entered into an Employment Agreement with you dated February 1, 2015, as modified by Letter Agreement dated February 11, 2023 (collectively, the “Agreement”). The Company desires to modify the Agreement effective October 30, 2023, as follows:

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Section 3(a) of the Agreement shall be modified to increase your Base Salary to $41,666.67 per month, annualized to $500,000, less required withholdings. There would not be a compensation change for 2023 performance during the next compensation cycle on or around March, 2024.

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A new Section 3(c) shall be added to the Agreement, to provide that in the next compensation reward cycle, on or around March, 2024, you may be considered for an award based on a bonus target of 45% of your Base Salary, based on performance against goals.

In addition, you agree that any change in your title, duties, responsibilities or position that are effectuated at the closing of the merger under which the Company (or a successor thereof) becomes a wholly-owned subsidiary of Aileron Therapeutics, Inc., in and of itself, does not fall within the definition of “Good Reason” as set forth in Section 8(c) of the Agreement. You further acknowledge and agree that, following the merger, you will not serve as a member of the board of directors of the Company and will cease to hold the offices of Chief Executive Officer and President of the Company. You are not waiving any other rights you may have as it relates to Sections 7 and 8 of the Agreement.

If you wish to accept this amendment, please sign and date a copy of this letter and return it to the Company.

Very truly yours,

LUNG THERAPEUTICS, INC.

By:	/s/ Aaron Fletcher
Name: Aaron Fletcher Title: Director

ACCEPTED AND AGREED:
Brian Windsor

/s/ Brian Windsor
Signature

October 30, 2023
Date

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